Exhibit (h)(xv)

Credit Support Annex to the ISDA Master Agreement between the Trust and CF Secured LLC, dated November 25, 2025

Filed herewith.

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(Bilateral Form) (ISDA Agreements Subject to New York Law Only) International Swaps and Derivatives Association, Inc.

2016 CREDIT SUPPORT ANNEX FOR VARIATION MARGIN (VM)

dated as of November 25, 2025 to the Schedule to the ISDA Master Agreement

dated as of November 25, 2025 between CF Secured, LLC (“Party

A ”) and Corgi ETF Trust I, on behalf of each of its series listed in Appendix A to the Schedule to the ISDA Master Agreement, severally but not jointly (each a “Party

B ”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party. Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support (VM) is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support (VM) will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

(c) Scope of this Annex and the Other CSA. The only Transactions which will be relevant for the purposes of determining “Exposure” under this Annex will be the Covered Transactions specified in Paragraph 13. Each Other CSA, if any, is hereby amended such that the Transactions that will be relevant for purposes of determining “Exposure” thereunder, if any, will exclude the Covered Transactions. Except as provided in Paragraphs 8(a), 8(b) and 11(j), nothing in this Annex will affect the rights and obligations, if any, of either party with respect to “independent amounts” or initial margin under each Other CSA, if any, with respect to Transactions that are Covered

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Transactions.

Paragraph 2. Security Interest Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set -off against all Posted Collateral (VM) Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral (VM), the security interest and lien granted hereunder on that Posted Collateral

(VM) will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a) Delivery Amount (VM). Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount (VM) for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support (VM) having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (VM) (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount (VM)” applicable to the Pledgor for any Valuation Date will equal the amount by which: (i) the Secured Party’s Exposure exceeds (ii) the Value as of that Valuation Date of all Posted Credit Support (VM) held by the Secured Party.

(b) Return Amount (VM). Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount (VM) for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support (VM) specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (VM) (rounded pursuant to Paragraph 13). Unless otherwise specified in

Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which: (i) the Value as of that Valuation Date of all Posted Credit Support (VM) held by the Secured Party exceeds (ii) the Secured Party’s Exposure.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a) Conditions Precedent. Unless otherwise specified in Paragraph 13, each Transfer obligation of the Pledgor under Paragraphs 3, 5 and 6(d) and of the Secured Party under Paragraphs 3, 4(d)(ii), 5, 6(d) and 11(h) is subject to the conditions precedent that: (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified in Paragraph 13, if a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM) is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Regular Settlement Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day following the Regular Settlement Day.

(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time; provided that the Valuation Agent may use, in the case of any calculation of (i) Value, Values most recently reasonably available for close of business in the relevant market for the relevant Eligible Credit Support (VM) as of the Valuation Time and (ii) Exposure, relevant information or data most recently reasonably available for close of business in the relevant market(s) as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its

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calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d) Substitutions. (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support (VM) to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (VM) (the “Substitute Credit Support (VM)”); and (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support (VM) specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support (VM), unless otherwise specified in

Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support (VM) with a Value as of the date of Transfer of that Posted Credit Support

(VM) equal to the Value as of that date of the Substitute Credit Support (VM).

Paragraph 5. Dispute Resolution If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount (VM) or a Return Amount (VM) or (II) the Value of any Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM), then: (i) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on (X) the date that the Transfer is due in respect of such Delivery Amount (VM) or Return Amount (VM) in the case of (I) above, or (Y) the Local Business Day following the date of Transfer in the case of (II) above, (ii) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on (X) the date that the Transfer is due in respect of such Delivery Amount (VM) or Return Amount (VM) in the case of (I) above, or (Y) the Local Business Day following the date of Transfer in the case of (II) above, (iii) the parties will consult with each other in an attempt to resolve the dispute, and (iv) if they fail to resolve the dispute by the Resolution Time, then: (A) In the case of a dispute involving a Delivery Amount (VM) or Return Amount (VM), unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by: (1) utilizing any calculations of Exposure for the Covered Transactions that the parties have agreed are not in dispute; (2)

(I) if this Agreement is a 1992 ISDA Master Agreement, calculating the Exposure for the Covered Transactions in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained, or (II) if this Agreement is an ISDA 2002 Master Agreement or a 1992 ISDA Master Agreement in which the definition of Loss and/or Market Quotation has been amended (including where such amendment has occurred pursuant to the terms of a separate agreement or protocol) to reflect the definition of Close-out Amount from the pre-printed form of the ISDA 2002 Master Agreement as published by ISDA, calculating the Exposure for the Covered Transactions in dispute by seeking four actual quotations at mid-market from third parties for purposes of calculating the relevant Close-out Amount, and taking the arithmetic average of those obtained; provided that, in either case, if four quotations are not available for a particular Covered Transaction, then fewer than four quotations may be used for that Covered Transaction, and if no quotations are available for a particular Covered Transaction, then the Valuation Agent's original calculations will be used for that Covered Transaction; and (3) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support (VM). (B) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM), the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

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Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to

(iii) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral (VM)

(a) Care of Posted Collateral (VM). Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral (VM) to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral (VM), including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) Eligibility to Hold Posted Collateral (VM); Custodians (VM).

(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral (VM), the Secured Party will be entitled to hold Posted Collateral (VM) or to appoint an agent (a “Custodian (VM)”) to hold Posted Collateral (VM) for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian (VM), the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian (VM). The holding of Posted Collateral (VM) by a Custodian (VM) will be deemed to be the holding of that Posted Collateral (VM) by the Secured Party for which the Custodian (VM) is acting.

(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian (VM) fails to satisfy any conditions for holding Posted Collateral (VM), then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian (VM) to Transfer all Posted Collateral (VM) held by it to a Custodian (VM) that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian (VM) to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) Use of Posted Collateral (VM). Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to: (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral (VM) it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and (ii) register any Posted Collateral (VM) in the name of the Secured Party, its Custodian (VM) or a nominee for either. For purposes of the obligation to Transfer Eligible Credit Support (VM) or Posted Credit Support (VM) pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral (VM) and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral (VM) pursuant to (i) or (ii) above.

(d) Distributions, Interest Amount (VM) and Interest Payment (VM). (i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount (VM) would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). (ii) Interest Amount (VM) and Interest Payment (VM). Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral (VM) in the form of Cash (all of which may be retained by the Secured Party), (A) if “Interest Transfer” is specified as applicable in Paragraph 13, the Interest Payer (VM) will

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Transfer to the Interest Payee (VM), at the times specified in Paragraph 13, the relevant Interest Payment (VM); provided that if “Interest Payment Netting” is specified as applicable in

Paragraph 13: (I) if the Interest Payer (VM) is entitled to demand a Delivery Amount (VM) or Return Amount (VM), in respect of the date such Interest Payment (VM) is required to be Transferred: (a) such Delivery Amount (VM) or Return Amount (VM) will be reduced (but not below zero) by such Interest Payment (VM); provided that, in case of such Return Amount (VM), if the amount of Posted Collateral (VM) which is comprised of Cash in the Base Currency is less than such Interest Payment (VM), such reduction will only be to the extent of the amount of such Cash which is Posted Collateral (VM) (the “Eligible Return Amount (VM)”); and (b) the Interest Payer (VM) will Transfer to the Interest Payee (VM) the amount of the excess, if any, of such Interest Payment (VM) over such Delivery Amount (VM) or Eligible Return Amount (VM), as applicable; and (II) if under Paragraph 6(d)(ii)(A)(I)(a) a Delivery Amount (VM) is reduced (the amount of such reduction, the “Delivery Amount Reduction (VM)”) or a Return Amount (VM) is reduced (the amount of such reduction, the “Return Amount Reduction (VM)”), then for purposes of determining Posted Collateral (VM), the Secured Party (a) will be deemed to have received an amount in Cash in the Base Currency equal to any Delivery Amount Reduction (VM), and such amount will constitute Posted Collateral (VM) in such Cash and will be subject to the security interest granted under Paragraph 2 or (b) will be deemed to have Transferred an amount in Cash in the Base Currency equal to any Return Amount Reduction (VM), as applicable, in each case on the day on which the relevant Interest Payment (VM) was due to be Transferred, as applicable; and (B) if “Interest Adjustment” is specified as applicable in Paragraph 13, the Posted Collateral (VM) will be adjusted by the Secured Party, at the times specified in Paragraph 13, as follows: (I) if the Interest Amount (VM) for an Interest Period is a positive number, the Interest Amount (VM) will constitute Posted Collateral (VM) in the form of Cash in the Base Currency and will be subject to the security interest granted under Paragraph 2; and (II) if the Interest Amount (VM) for an Interest Period is a negative number and any Posted Collateral (VM) is in the form of Cash in the Base Currency, the Interest Amount (VM) will constitute a reduction of Posted Collateral (VM) in the form of such Cash in an amount (such amount, the “Interest Adjustment Reduction Amount (VM)”) equal to the absolute value of the Interest Amount (VM); provided that if the amount of Posted Collateral (VM) which is comprised of such Cash is less than the Interest Adjustment Reduction Amount (VM), such reduction will only be to the extent of the amount of such Cash which is Posted Collateral (VM) and the Pledgor will be obligated to Transfer the remainder of the Interest Adjustment Reduction Amount (VM) to the Secured Party on the day that such reduction occurred.

Paragraph 7. Events of Default For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i) that party fails (or fails to cause its Custodian (VM)) to make, when due, any Transfer of Eligible Collateral (VM), Posted Collateral (VM) or the Interest Payment (VM), as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

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(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies: (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral (VM) held by the Secured Party; (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support (VM), if any; (iii) the right to Set-off (A) any amounts payable by the Pledgor with respect to any Obligations and (B) any Cash amounts and the Cash equivalent of any non-Cash items posted to the Pledgor by the Secured Party as margin under any Other CSA (other than any Other CSA Excluded Credit Support) the return of which is due to the Secured Party against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM)); and (iv) the right to liquidate any Posted Collateral (VM) held by the Secured Party through one or more public private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral (VM) to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral (VM) to (A) any amounts payable by the Pledgor with respect to any Obligations and (B) any Cash amounts and the Cash equivalent of any non-Cash items posted to the Pledgor by the Secured Party as margin under any Other CSA (other than any Other CSA Excluded Credit Support) the return of which is due to the Secured Party in that order as the Secured Party may elect. Each party acknowledges and agrees that Posted Collateral (VM) in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral (VM) by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to fewer than all Transactions where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement): (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral (VM) held by the Secured Party; (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support (VM), if any; (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral (VM) and, if the Secured Party is an Interest Payer (VM), the Interest Payment (VM) to the Pledgor; and (iv) to the extent that Posted Collateral (VM) or the Interest Payment (VM) is not so Transferred pursuant to (iii) above, the Pledgor may: (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM)); (B) Set-off, net, or apply credit support received under any Other CSA or the proceeds thereof against any Posted Collateral (VM) or the Cash equivalent of any Posted Collateral (VM) held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral (VM)); and (C) to the extent that the Pledgor does not Set-off under (iv)(A) or (iv)(B) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral (VM) held by the Secured Party, until that Posted Collateral (VM) is Transferred to the Pledgor.

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(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support (VM) remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; and the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement, any obligation to Transfer any Interest Payment (VM) under this Paragraph 8(d) or any obligation to transfer any interest payment under any Other CSA), (i) the Secured Party will Transfer to the Pledgor all Posted Credit Support (VM), and (ii) the Interest Payer (VM) will Transfer to the Interest Payee (VM) any Interest Payment (VM).

Paragraph 9. Representations Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral (VM)) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral (VM) it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral (VM) it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2; (iii) upon the Transfer of any Eligible Collateral (VM) to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral (VM) gives the notices and takes the action required of it under applicable law for perfection of that interest); and (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral (VM) other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) Posted Credit Support (VM). The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support (VM) held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support (VM) is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c) Liquidation/Application of Posted Credit Support (VM). All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support (VM) under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral (VM) will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral (VM) was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral (VM). This interest will be calculated on the basis of daily compounding and the actual number of days elapsed. An Interest Payer (VM) that fails to make, when due, any Transfer of an Interest Payment (VM) will be obligated to pay the Interest Payee (VM) (to the extent permitted under applicable law) an amount equal to interest at the Default Rate (and for such purposes, if the Default Rate is less than zero, it will be deemed to be zero) multiplied by that Interest Payment (VM), from (and including) the date that Interest Payment (VM) was required to be Transferred to (but excluding) the date of Transfer of that Interest Payment

(VM) . This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

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(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support (VM) or an Interest Payment (VM) or to effect or document a release of a security interest on Posted Collateral (VM) or an Interest Payment (VM).

(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support (VM) Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

(g) Legally Ineligible Credit Support (VM). Unless otherwise specified in Paragraph 13, upon delivery of a Legal Ineligibility Notice by a party, each item of Eligible Credit Support (VM) (or a specified amount of such item) identified in such notice (i) will cease to be Eligible Credit Support (VM) for purposes of Transfers to such party as the Secured Party hereunder as of the applicable Transfer Ineligibility Date, (ii) will cease to be Eligible Credit Support (VM) for the other party as the Pledgor for all purposes hereunder as of the Total Ineligibility Date and (iii) will have a Value of zero on and from the Total Ineligibility Date. “Legal Ineligibility Notice” means a written notice from the Secured Party to the Pledgor in which the Secured Party (i) represents that the Secured Party has determined that one or more items of Eligible Credit Support (VM) (or a specified amount of any such item) either has ceased to satisfy, or as of a specified date will cease to satisfy, collateral eligibility requirements under law applicable to the Secured Party requiring the collection of variation margin (the “Legal Eligibility Requirements”), (ii) lists the item(s) of Eligible Credit Support (VM) (and, if applicable, the specified amount) that have ceased to satisfy, or as of a specified date will cease to satisfy, the Legal Eligibility Requirements, (iii) describes the reason(s) why such item(s) of Eligible Credit Support (VM) (or the specified amount thereof) have ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements and (iv) specifies the Total Ineligibility Date and, if different, the Transfer Ineligibility Date. “Total Ineligibility Date” means the date on which the relevant item of Eligible Credit Support (VM) (or a specified amount of such item) has ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements applicable to the Secured Party for all purposes hereunder; provided that, unless otherwise specified in Paragraph 13, if such date is earlier than the fifth Local Business Day following the date on which the Legal Ineligibility Notice is delivered, the Total Ineligibility Date will be the fifth Local Business Day following the date of such delivery. “Transfer Ineligibility Date” means the date on which the relevant item of Eligible Credit Support (VM) (or a specified amount of such item) has ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements for purposes of Transfers to the Secured Party hereunder; provided that, unless otherwise specified in Paragraph 13, if such date is earlier than the fifth Local Business Day following the date on which the Legal Ineligibility Notice is delivered, the Transfer Ineligibility Date will be the fifth Local Business Day following the date of such delivery.

(h) Return of Posted Credit Support (VM) with a Value of Zero. Subject to Paragraph 4(a), the Secured Party will, promptly upon demand (but in no event later than the time at which a Transfer would be due under Paragraph 4(b) with respect to a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM)) , Transfer to the Pledgor any item of Posted Credit Support (VM) (or the specified amount of such item) that as of the date of such demand has a Value of zero; provided that the Secured Party will only be obligated to Transfer any Posted Credit Support (VM) in accordance with this Paragraph 11(h), if, as of the date of Transfer of such item, the Pledgor has satisfied all of its Transfer obligations under this Annex, if any.

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(i) Reinstatement of Credit Support Eligibility. Upon a reasonable request by the Pledgor, the Secured Party will determine whether an item (or a specified amount of such item) of Eligible Credit Support (VM) that was the subject of a prior Legal Ineligibility Notice would currently satisfy the Legal Eligibility Requirements applicable to the Secured Party. If the Secured Party determines that as of such date of determination such item (or specified amount of such item) satisfies the Legal Eligibility Requirements applicable to the Secured Party, the Secured Party will promptly following such determination rescind the relevant Legal Ineligibility Notice with respect to such item (or specified amount of such item) by written notice to the Pledgor. Upon the delivery of such notice, the relevant item (or specified amount of such item) will constitute Eligible Credit Support (VM) hereunder.

(j) Credit Support Offsets. If the parties specify that “Credit Support Offsets” is applicable in Paragraph 13, and on any date: (i) a Transfer of Eligible Credit Support (VM) is due under this Annex to satisfy a Delivery Amount (VM) or a Return Amount (VM) obligation, and a transfer of credit support (other than any Other CSA Excluded Credit Support) is also due under any Other CSA; (ii) the parties have notified each other of the credit support that they intend to Transfer under this Annex a transfer under such Other CSA (other than any Other CSA Excluded Credit Support) to satisfy their respective obligations; and (iii) in respect of Paragraph 11(j)(ii), each party intends to transfer one or more types of credit support that are fully fungible with one or more types of credit support the other party intends to transfer (each such credit support, a “Fungible Credit Support Type”), then, on such date and in respect of each such Fungible Credit Support Type, each party’s obligation to make a transfer of any such Fungible Credit Support Type hereunder or under such Other CSA will be automatically satisfied and discharged and, if the aggregate amount that would have otherwise been transferred by one party exceeds the aggregate amount that would have otherwise been transferred by the other party, replaced by an obligation hereunder or under such Other CSA, as applicable, upon the party by which the larger aggregate amount would have been transferred to transfer to the other party the excess of the larger aggregate amount over the smaller aggregate amount. If a party’s obligation to make a transfer of credit support under this Annex or an Other CSA is automatically satisfied and discharged pursuant to this Paragraph 11(j), then, for purposes of this Annex or the Other CSA, as applicable, the other party will be deemed to have received credit support of the applicable Fungible Credit Support Type in the amount that would otherwise have been required to be transferred, in each case on the day on which the relevant transfer was due.

Paragraph 12. Definitions As used in this Annex: “Base Currency” means the currency specified as such in Paragraph 13. “Base Currency Equivalent” means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the “Other Currency”), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate on such Valuation Date as determined by the Valuation Agent. “Cash” means, respectively, the Base Currency and each other Eligible Currency. “Covered Transaction” has the meaning specified in Paragraph 13. “Credit Support Eligibility Condition (VM)” means, with respect to any item specified for a party as Eligible Collateral (VM) in Paragraph 13, any condition specified for that item in Paragraph 13. “Custodian (VM)” has the meaning specified in Paragraphs 6(b)(i) and 13. “Delivery Amount (VM)” has the meaning specified in Paragraph 3(a). “Delivery Amount Reduction (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(II). “Disputing Party” has the meaning specified in Paragraph 5. “Distributions” means with respect to Posted Collateral (VM) other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral (VM) under Paragraph 6(c). Distributions will not include any item of property acquired by the

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Secured Party upon any disposition or liquidation of Posted Collateral (VM) or, with respect to any Posted Collateral

(VM) in the form of Cash, any distributions on that collateral, unless otherwise specified herein. “Eligible Collateral (VM)” has the meaning specified in Paragraph 13. “Eligible Credit Support (VM)” means Eligible Collateral (VM) and Other Eligible Support (VM). “Eligible Currency” means each currency specified as such in Paragraph 13, if such currency is freely available. “Eligible Return Amount (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(I)(a). “Exposure” means, unless otherwise specified in Paragraph 13, for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute: (i) if this Agreement is a 1992 ISDA Master Agreement, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Covered Transactions were being terminated as of the relevant Valuation Time on the basis that the Base Currency is the Termination Currency; provided that Market Quotation will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”); and (ii) if this Agreement is an ISDA 2002 Master Agreement or a 1992 ISDA Master Agreement in which the definition of Loss and/or Market Quotation has been amended (including where such amendment has occurred pursuant to the terms of a separate agreement or protocol) to reflect the definition of Close-out Amount from the pre-printed form of the ISDA 2002 Master Agreement as published by ISDA, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e) (ii)(1) (but without reference to clause (3) of Section 6(e)(ii)) of this Agreement as if all Covered Transactions were being terminated as of the relevant Valuation Time on the basis that the Base Currency is the Termination Currency; provided that the Close-out Amount will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for transactions providing the economic equivalent of (X) the material terms of the Covered Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of the Covered Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)), and (Y) the option rights of the parties in respect of the Covered Transactions. “Fungible Credit Support Type” has the meaning specified in Paragraph 11(j)(iii). “FX Haircut Percentage” means, for any item of Eligible Collateral (VM), the percentage specified as such in

Paragraph 13. “Interest Adjustment Reduction Amount (VM)” has the meaning specified in Paragraph 6(d)(ii)(B)(II). “Interest Amount (VM)” means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on any Posted Collateral (VM) in the form of Cash in such currency held by the Secured Party on that day, determined by the Secured Party for each such day as follows: (i) the amount of Cash in such currency on that day plus, only if “Daily Interest Compounding” is specified as applicable in Paragraph 13, the aggregate of each Interest Amount (VM) in respect of such currency determined for each preceding day, if any, in that Interest Period; multiplied by (ii) the Interest Rate (VM) in effect for that day; divided by (iii) 360 (or, in the case of pounds sterling or any other currency specified as an “A/365 Currency” in

Paragraph 13, 365); provided that, unless “Negative Interest” is specified as applicable in Paragraph 13, if the Interest Amount (VM) for an Interest Period would be a negative amount, it will be deemed to be zero. “Interest Payee (VM)” means, in relation to an Interest Payer (VM), the other party. “Interest Payer (VM)” means the Secured Party; provided that if "Negative Interest" is specified as applicable in Paragraph 13 and an Interest Payment (VM) is determined in respect of a negative Interest Amount (VM), the Interest Payer

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(VM) in respect of such Interest Payment (VM) will be the Pledgor. “Interest Payment (VM)” means, with respect to an Interest Period, the Interest Amount (VM) determined in respect of such Interest Period; provided that in respect of any negative Interest Amount (VM), the Interest Payment (VM) will be the absolute value of such negative Interest Amount (VM). “Interest Period” means the period from (and including) the last day on which (i) a party became obligated to Transfer an Interest Payment (VM) or (ii) an Interest Amount (VM) was included or otherwise became constituted as part of Posted Collateral (VM) (or, if no Interest Payment (VM) or Interest Amount (VM) has yet fallen due or been included or otherwise became constituted as a part of Posted Collateral (VM), respectively, the day on which Eligible Credit Support (VM) in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the day on which (i) a party is obligated to Transfer the current Interest Payment (VM) or (ii) the current Interest Amount (VM) is included or otherwise becomes constituted as a part of Posted Collateral (VM). “Interest Rate (VM)” means, with respect to an Eligible Currency, the rate specified in Paragraph 13 for that currency. “Legal Eligibility Requirements” has the meaning specified in Paragraph 11(g). “Legal Ineligibility Notice” has the meaning specified in Paragraph 11(g). “Local Business Day”, unless otherwise specified in Paragraph 13, means: (i) in relation to a Transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial center, if any, of the currency of such payment; (ii) in relation to a Transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose; (iii) in relation to the Resolution Time, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in at least one Valuation Date Location for Party A and at least one Valuation Date Location for Party B; and (iv) in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient. “Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in

Paragraph 13; if no amount is specified, zero. “Notification Time” has the meaning specified in Paragraph 13. “Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13. “Other CSA” means, unless otherwise specified in Paragraph 13, any other credit support annex or credit support deed that is in relation to, or that is a Credit Support Document in relation to, this Agreement. “Other CSA Excluded Credit Support” means, with respect to an Other CSA, any amounts and items posted as margin under such Other CSA, which, pursuant to the terms of such Other CSA, Party A and Party B have agreed must be segregated in an account maintained by a third-party custodian or for which offsets are prohibited. “Other Eligible Support (VM)” means, with respect to a party, the items, if any, specified as such for that party in

Paragraph 13. “Other Posted Support (VM)” means all Other Eligible Support (VM) Transferred to the Secured Party that remains in effect for the benefit of that Secured Party. “Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support

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(VM) under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support (VM) under Paragraph 3(a). “Posted Collateral (VM)” means all Eligible Collateral (VM), other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to

Paragraph 3(b), 4(d)(ii), 6(d)(i) or 11(h) or released by the Secured Party under Paragraph 8. With respect to any Interest Amount (VM) in respect of any Interest Payment (VM) or relevant part thereof not Transferred pursuant to

Paragraph 6(d)(ii)(A) or Paragraph 6(d)(ii)(B), as applicable, if such Interest Amount (VM) is a positive number, such Interest Amount (VM) will constitute Posted Collateral (VM) in the form of Cash in the Base Currency. “Posted Credit Support (VM)” means Posted Collateral (VM) and Other Posted Support (VM). “Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3. “Regular Settlement Day,” means, unless otherwise specified in Paragraph 13, the same Local Business Day on which a demand for the Transfer of Eligible Credit Support (VM) or Posted Credit Support (VM) is made. “Resolution Time” has the meaning specified in Paragraph 13. “Return Amount (VM)” has the meaning specified in Paragraph 3(b). “Return Amount Reduction (VM)” has the meaning specified in Paragraph 6(d)(ii)(A)(II). “Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support

(VM) under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support (VM). “Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement (whether arising under this Agreement, another contract, applicable law or otherwise) and, when used as a verb, the exercise of any such right or the imposition of any such requirement. “Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13. “Substitute Credit Support (VM)” has the meaning specified in Paragraph 4(d)(i). “Substitution Date” has the meaning specified in Paragraph 4(d)(ii). “Total Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified in Paragraph 13. “Transfer” means, with respect to any Eligible Credit Support (VM), Posted Credit Support (VM) or Interest Payment (VM), and in accordance with the instructions of the Secured Party, Pledgor or Custodian (VM), as applicable: (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient; (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; (iii) in the case of securities that can be paid or delivered by book-entry, causing the relevant depository institution(s) or other securities intermediaries to make changes to their books and records sufficient to result in a legally effective transfer of the relevant interest to the recipient or its agent; and (iv) in the case of Other Eligible Support (VM) or Other Posted Support (VM), as specified in Paragraph 13. “Transfer Ineligibility Date” has the meaning specified in Paragraph 11(g) unless otherwise specified in Paragraph 13. “Valuation Agent” has the meaning specified in Paragraph 13. “Valuation Date” means, unless otherwise specified in Paragraph 13, each day from, and including, the date of this Annex, that is a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in at least one Valuation Date Location for Party A and at least one Valuation Date Location for Party B. “Valuation Date Location” has the meaning specified in Paragraph 13. “Valuation Percentage” means, for any item of Eligible Collateral (VM), the percentage specified as such in

Paragraph 13.

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“Valuation Time” means, unless otherwise specified in Paragraph 13, the time as of which the Valuation Agent computes its end of day valuations of derivatives transactions in the ordinary course of its business (or such other commercially reasonable convenient time on the relevant day as the Valuation Agent may determine). “Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to: (i) Eligible Collateral (VM) or Posted Collateral (VM) that is: (A) an amount of Cash, the Base Currency Equivalent of such amount multiplied by (VP – HFX); and (B) a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by (VP – HFX), where: VP equals the applicable Valuation Percentage; and HFX equals the applicable FX Haircut Percentage; (ii) Posted Collateral (VM) that consists of items that are not Eligible Collateral (VM) (including any item or any portion of any item that fails to satisfy any (A) Credit Support Eligibility Condition (VM) applicable to it or (B) applicable Legal Eligibility Requirements), zero; and (iii) Other Eligible Support (VM) and Other Posted Support (VM), as specified in Paragraph 13.

Paragraph 13. Elections and Variables

(a) Base Currency and Eligible Currency. (i) “Base Currency” means United States Dollars. (ii) “Eligible Currency” means the Base Currency and as otherwise specified in the Master Confirmation Agreement.

(b) Covered Transactions; Exposure. (i) The term “Covered Transactions” as used in this Annex includes any Transaction, except as otherwise provided in the Confirmation of such Transaction. (ii) The term “Exposure” has the meaning specified in Paragraph 12

(c) Credit Support Obligations. (i) Delivery Amount (VM/IA) and Return Amount (VM/IA). The following amendments and additional terms for inclusion of Independent Amounts will apply: (A) Notwithstanding Paragraph 3(a), the “Delivery Amount (VM/IA)” applicable to the Pledgor for any Valuation Date will equal the amount by which: (i) the Credit Support Amount (VM/IA) exceeds (ii) the Value as at the Valuation Date of all Posted Credit Support (VM/IA) held by the Secured Party. (B) Notwithstanding Paragraph 3(b), the “Return Amount (VM/IA)” applicable to the Secured Party for any Valuation Date will equal the amount by which: (i) the Value as of that Valuation Date of all Posted Credit Support (VM/IA) held by the Secured Party exceeds (ii) the Credit Support Amount (VM/IA). (C) “Credit Support Amount (VM/IA)” means for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any; provided, however, that the Credit Support Amount (VM/IA) will be deemed to be zero whenever the calculation of Credit Support Amount (VM/IA) yields a number less than zero. (D) “Independent Amount” means:

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(i) with respect to Party A: zero, unless otherwise specified in any Confirmation with respect to a Transaction. (ii) with respect to Party B: zero, unless otherwise specified in any Confirmation with respect to a Transaction. (ii) Eligible Collateral (VM/IA). Subject to Paragraph 11(g), if applicable, and each Credit Support Eligibility Condition (VM/IA) applicable to it specified in Paragraph 13, if any, the following items will qualify as “Eligible Collateral (VM/IA)” for the party specified (as the Pledgor): Asset Party A Valuation Percentage Party B Valuation Percentage Cash in an Eligible Currency Applicable 100% Applicable 100% (iii) Legally Ineligible Credit Support (VM/IA). The provisions of Paragraph 11(g) will apply: (A) “Total Ineligibility Date” has the meaning specified in Paragraph 11(g). (B) “Transfer Ineligibility Date” has the meaning specified in Paragraph 11(g). (iv) Credit Support Eligibility Conditions (VM/IA). None Applicable. (v) “Valuation Percentage”; “FX Haircut Percentage” (A) “Valuation Percentage” means, with respect to each party (as the Pledgor) and item of Eligible Collateral (VM/IA), the percentage (expressed as a decimal) specified in Paragraph 13(c)(ii); provided that if nothing is specified in Paragraph 13(c)(ii), the Valuation Percentage will be 100%. If at any time the Valuation Percentage assigned to an item of Eligible Collateral (VM/IA) with respect to a party (as the Pledgor) under this Annex is greater than the maximum permitted valuation percentage (prescribed or implied) for such item of collateral under any law requiring the collection of variation margin applicable to the other party (as the Secured Party), then the Valuation Percentage with respect to such item of Eligible Collateral (VM/IA) and such party will be such maximum permitted valuation percentage. The Valuation Percentage for either party and any item of Eligible Collateral (VM/IA) will further be subject to the terms and conditions, if any, specified below as applicable to such party and item: (B) “FX Haircut Percentage” means, with respect to each party (as the Pledgor) and item of Eligible Collateral (VM/IA), an amount determined by Valuation Agent in its sole discretion, unless the Eligible Collateral (VM/IA) is in the form of cash or is denominated in a currency that matches an Eligible Currency, in which case the FX Haircut Percentage will be 0%. (vi) Other Eligible Support (VM/IA). The following items will qualify as “Other Eligible Support (VM/IA) for the party specified: None specified. (vii) Minimum Transfer Amount. (A) “Minimum Transfer Amount” means: with respect to Party A: Zero. For the avoidance of doubt, if an Event of Default has occurred and is continuing with respect to Party A, the Minimum Transfer Amount with respect to Party A shall be zero. with respect to Party B: Zero. For the avoidance of doubt, if an Event of Default has occurred and is continuing with respect to Party B, the Minimum Transfer Amount with respect to Party B shall be zero. (B) Rounding. The Delivery Amount (VM/IA) will be rounded up to the nearest integral multiple of 10,000 units of Base Currency and the Return Amount (VM) will be rounded down to the nearest integral multiple of 10,000 units of Base Currency. (viii) Transfer Timing. “Regular Settlement Day” has the meaning specified in Paragraph 12.

(d) Valuation and Timing.

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(i) “Valuation Agent” means Party A. “Valuation Date” means each day on which banks are open for general business in at least one Valuation Date Location for Party A and at least one Valuation Date Location for Party B. For purposes of determining the Valuation Date and clause (iii) of the definition of “Local Business Day” in Paragraph 12, “Valuation Date Location” means, with respect to each party, each city, region, or country specified below: Party A: New York Party B: New York (ii) “Valuation Time” means any time selected by the Valuation Agent on or in respect of a Valuation Date. The Valuation Agent must select at least one, and may select more than one, Valuation Time on each Valuation Date. Where there is more than one Valuation Time on or in respect of a Valuation Date, there may be more than one Delivery Amount or Return Amount determined for that Valuation Date, and more than one demand for a Delivery Amount or more than one demand for a Return Amount may be made in respect of a single Valuation Date, and the provisions of this Annex will be construed accordingly.

(iii) “Notification Time” means 10:00 a.m., New York time, on a Local Business Day.

(e) Conditions Precedent and Secured Party’s Rights and Remedies. (i) The provisions of Paragraph 4(a) will apply. (ii) If the provisions of Paragraph 4(a) are applicable, the following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): Party A Party B Illegality

[X]

[X] Force Majeure Event

[X]

[X] Tax Event

[X]

[X] Tax Event Upon Merger

[X]

[X] Credit Event Upon Merger

[X]

[X] Additional Termination Event(s)

[X]

[X] Provided that, for the purposes of Paragraph 8(a), "Specified Condition" shall also include any Termination Event where the Affected Party is the Pledgor and all outstanding Transactions are Affected Transactions.

(f) Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Applicable.

(g) Dispute Resolution. (i) “Resolution Time” means 10:00 a.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5. (ii) Value. For the purpose of Paragraphs 5(iv)(A)(3) and 5(iv)(B), the Value of Posted Credit Support (VM/IA) or of any transfer of Eligible Collateral (VM/IA) will be calculated as follows: With respect to cash in any Eligible Currency, the Value will be calculated by the Valuation Agent as provided in the definition of Value in Paragraph 12. (iii) Alternative. The provisions of Paragraph 5 will apply.

(h) Holding and Using Posted Collateral (VM/IA). (i) Eligibility to Hold Posted Collateral (VM/IA); Custodians (VM/IA). Each Party and its Custodian (VM/IA) will be entitled to hold Posted Collateral (VM/IA) pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

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(1) Such is not a Defaulting Party.

(2) Posted Collateral may be held only in the following jurisdictions: United States. (ii) Use of Posted Collateral (VM/IA). Notwithstanding anything to the contrary in paragraph (i) immediately above: All Posted Collateral for the benefit of Party A shall be held pursuant to a tri-party control agreement entered into among Party A, Party B, and U.S. Bank National Association in connection with this Credit Support Annex (the “Control Agreement”). All Posted Collateral for the benefit of Party B shall be held by Party B or Party B’s Custodian. As of the date of this Credit Support Annex, Party B’s Custodian is U.S. Bank National Association. The provisions of Paragraph 6(c) of the Annex will not apply to Collateral. (i) Distributions of Interest Payment (VM/IA). (i) Interest Rate (VM/IA). The "Interest Rate (VM/IA)" in relation to each Eligible Currency will be set forth in writing by Party A from time to time. (ii) Transfer of Interest Payment (VM/IA) or application of Interest Amount (VM/IA). Interest Transfer: Applicable Interest Payment Netting: Not Applicable Interest Adjustment: Not Applicable The transfer of an Interest Payment (VM/IA) by the Interest Payer (VM/IA) will be made on the 3rd Local Business Day of each calendar month in relation to the previous Interest Period. (iii) Other Interest Elections. Negative Interest: Applicable Daily Interest Compounding: Not Applicable (iv) Alternative to Interest Amount (VM/IA) and Interest Payment (VM/IA). The provisions of Paragraph 6(d)(ii) will apply.

(j) Credit Support Offsets. If specified here as applicable, then the “Credit Support Offsets” provisions in Paragraph 11(j) of this Annex will apply: Not Applicable.

(k) Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here: Party A: Not specified. Party B: Not specified.

(l) Addresses for Transfers. Party A: To be specified by Party A in writing. Party B: To be specified by Party B in writing. (m) “Other CSA” has the meaning specified in Paragraph 12.

(n) Other Provisions. (i) 2016 ISDA Credit Support Annex for Variation Margin (VM) (Bilateral Form – ISDA Agreements Subject to New York Law). Except as otherwise provided in this Paragraph 13, it is the intention of the parties that the printed form of Paragraphs 1 to 12 of the 2016 ISDA Credit Support Annex for Variation Margin (VM) (Bilateral Form – ISDA Agreements Subject to New York Law) as published by the International Swaps and Derivatives Association, Inc. ("ISDA VM CSA Published Form") shall apply to this Annex and in the event of inconsistency between Paragraphs 1 – 12 of this Annex and the ISDA VM CSA Published Form, the ISDA VM CSA Published Form shall prevail.

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(ii) Events of Default. Paragraph 7(i) is hereby amended by deleting all that follows the phrase “required to be made by it” in its entirety. (iii) Legal Ineligibility Notice. The definition of "Legal Ineligibility Notice" in Paragraph 11(g) is hereby amended to read in its entirety as follows:

"Legal Ineligibility Notice" means a written notice from the Secured Party to the Pledgor in which the Secured Party (i) represents that the Secured Party has determined that one or more items of Eligible Credit Support (VM/IA) (or specified amount of any such item) either has ceased to satisfy, or as of a specified date will cease to satisfy, collateral eligibility requirements under laws applicable to the Secured Party requiring the collection of variation margin (the "Legal Eligibility Requirements"), (ii) lists the item(s) of Eligible Credit Support (VM/IA) (and, if applicable, the specified amount) that have ceased to satisfy, or as of a specified date will cease to satisfy, the Legal Eligibility Requirements, (iii) unless, in the sole view of the Pledgor, prohibited by law or regulation, describes the reason(s) why such item(s) of Eligible Credit Support (VM/IA) (or the specified amount thereof) have ceased to satisfy, or will cease to satisfy, the Legal Eligibility Requirements and (iv) specifies the Total Ineligibility Date and, if different, the Transfer Ineligibility Date. (iv) Entire Agreement. This Annex constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto. (v) Counterparts. This Annex may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. (vi) Governing law. This Annex and any non-contractual obligations arising out of or in connection with it will be governed by and construed in accordance with New York law. (vii) Waiver of Trial by Jury. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT. EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH. (Signature Page Follows)

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CF SECURED, LLC

CORGI ETF TRUST I, ON BEHALF OF EACH OF

ITS SERIES LISTED IN APPENDIX A TO THE

SCHEDULE TO THE ISDA MASTER

AGREEMENT, SEVERALLY BUT NOT JOINTLY

By: /s/ Pascal Bandelier

Name: Pascal Bandelier

Title: Executive Managing Director

By: /s/ Emily Yuan

Name: Emily Yuan

Title: President and Principal Executive Officer; Trustee